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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the use of our report dated March 12, 1999 relating to the consolidated financial statements of Simione Central Holdings, Inc. and subsidiaries as of December 31,1998 and for the year ended December 31, 1998 and all references to our Firm included in or made part of this Form S-4 registration statement.



/s/ ARTHUR ANDERSEN LLP
-----------------------
ARTHUR ANDERSEN LLP



Atlanta, Georgia
February 8, 2000